Filed Pursuant to Rule 424(b)(2)

File No. 333-221324

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series S, Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022	$137,000	$16.60

(1)	The total filing fee of $16.60 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 148 dated October 26, 2018 (To Market Measure Supplement dated May 18, 2018, Prospectus Supplement dated January 24, 2018 and Prospectus dated April 27, 2018)
Wells Fargo & Company Medium-Term Notes, Series S ETF Linked Securities

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

■	Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund (each referred to as a “Fund”)
■	The securities are redeemable debt securities of Wells Fargo & Company that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at stated maturity. Whether the securities pay a contingent coupon and whether you are repaid the original offering price of your securities at stated maturity (if Wells Fargo & Company does not exercise its redemption right) will depend in each case on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or early redemption if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that quarter is greater than or equal to its threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the lowest performing Fund is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 6.45% per annum
■	Optional Redemption. Wells Fargo & Company may, at its option, redeem the securities on any contingent coupon payment date beginning approximately six months after issuance. If Wells Fargo & Company elects to redeem the securities prior to maturity, you will receive the original offering price plus a final contingent coupon payment, if any
■	Potential Loss of Principal. If Wells Fargo & Company does not redeem the securities prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the original offering price of your securities.
■	The threshold price for each Fund is equal to 60% of its starting price
■	If the securities are not redeemed prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of any Fund and will not receive any dividends on shares of any Fund
■	Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of any Fund or any securities held by any Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $910.39 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-12.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$48.50	$951.50
Total	$137,000.00	$6,644.50	$130,355.50
(1)	Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Terms of the Securities
Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measures:	The Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund (each referred to as a “Fund,” and collectively as the “Funds”).
Pricing Date:	October 26, 2018.
Issue Date:	October 31, 2018. (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price.

Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or more Funds, the related contingent coupon payment date will be three business days after the last calculation day as postponed. If a contingent coupon payment date is postponed, the contingent coupon payment, if any, due on that contingent coupon payment date will be made on that contingent coupon payment date as so postponed with the same force and effect as if it had been made on the originally scheduled contingent coupon payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “contingent coupon rate” is 6.45% per annum.
Optional Redemption:

Wells Fargo may, at its option, redeem the securities, in whole but not in part, on any optional redemption date. If Wells Fargo elects to redeem the securities prior to stated maturity, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment, if any.

If Wells Fargo elects to redeem the securities on an optional redemption date, Wells Fargo will give you notice on or before the calculation day immediately preceding that optional redemption date. Any redemption of the securities will be at Wells Fargo’s option and will not automatically occur based on the performance of any Fund.

If the securities are redeemed, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that date.

Calculation Days:	Quarterly, on the 26th day of each January, April, July and October, commencing January 2019 and ending July 2022, and the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to October 26, 2022 as the “final calculation day.”
Optional Redemption Dates:	Quarterly, beginning approximately six months after the issue date, on the contingent coupon payment dates following each calculation day scheduled to occur from April 2019 to July 2022, inclusive.

PRS-2

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Stated Maturity Date:	October 31, 2022. If the final calculation day is postponed, the stated maturity date will be the later of (i) October 31, 2022 and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If Wells Fargo does not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•

if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price: $1,000; or

•

if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If Wells Fargo does not redeem the securities prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its threshold price.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or more Funds pursuant to “—Postponement of a Calculation Day” below, if applicable).
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:	With respect to a Fund, the “fund closing price” on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

_

PRS-3

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Starting Price:

With respect to the Energy Select Sector SPDR® Fund: $66.48, its fund closing price on the pricing date.

With respect to the Consumer Discretionary Select Sector SPDR® Fund: $103.41, its fund closing price on the pricing date.

With respect to the Financial Select Sector SPDR® Fund: $ 25.26, its fund closing price on the pricing date.

With respect to the Technology Select Sector SPDR® Fund: $68.09, its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Threshold Price:

With respect to the Energy Select Sector SPDR® Fund: $39.888, which is equal to 60% of its starting price.

With respect to the Consumer Discretionary Select Sector SPDR® Fund: $62.046 , which is equal to 60% of its starting price.

With respect to the Financial Select Sector SPDR® Fund: $15.156, which is equal to 60% of its starting price.

With respect to the Technology Select Sector SPDR® Fund: $40.854, which is equal to 60% of its starting price.

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Fund, such calculation day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. A calculation day for a Fund is also subject to postponement due to the occurrence of a market disruption event with respect to such Fund on such calculation day. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $48.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001BA95

PRS-4

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Investment Description

The Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to redemption by Wells Fargo beginning approximately six months after issuance. Whether the securities pay a quarterly contingent coupon and, if the securities are not previously redeemed by Wells Fargo, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price. The securities provide:

(i)	quarterly contingent coupon payments at a rate of 6.45% per annum until the earlier of stated maturity or early redemption if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 60% of its starting price;
(ii)	early redemption solely at the option of Wells Fargo beginning approximately six months after issuance for the original offering price plus a final contingent coupon payment, if any; and
(iii)	if Wells Fargo does not redeem the securities prior to stated maturity, either:
(a)	repayment of the original offering price if, and only if, the fund closing price of the lowest performing Fund on the final calculation day has not declined by more than 40% from its starting price; or
(b)	full exposure to the decline in the price of the lowest performing Fund on the final calculation day from its starting price if the lowest performing Fund has declined by more than 40% from its starting price.

If the fund closing price of the lowest performing Fund on any quarterly calculation day is less than 60% of its starting price, you will not receive any contingent coupon payment for that quarter. If the securities are not redeemed prior to stated maturity and the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price, you will lose more than 40%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund, but you will be fully exposed to the decline in the lowest performing Fund on the final calculation day if the securities are not redeemed prior to stated maturity and the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price.

All payments on the securities are subject to the credit risk of Wells Fargo.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably.

The securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund. Unlike those alternative investments, the securities will be subject to the full risks of each Fund, with no offsetting benefit from the better performing Funds. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the potential contingent coupon payments that the securities offer. Because the securities may be adversely affected by poor performance by any Fund, you should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

PRS-5

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The Energy Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index.

The Consumer Discretionary Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Consumer Discretionary Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index.

The Financial Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Financial Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index.

The Technology Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Technology Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index.

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

SPDR®, S&P 500® and Select Sector SPDRs® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the Select Sector SPDR Trust (the “SPDR Trust”), SSgA Funds Management, Inc. (“SSgA”) or S&P Financial. None of the SPDR Trust, SSgA or S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of the SPDR Trust, SSgA or S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Funds.

PRS-6

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a

PRS-7

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-8

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Investor Considerations

We have designed the securities for investors who:

■	seek an investment with contingent quarterly coupon payments at a rate of 6.45% per annum until the earlier of stated maturity or early redemption, if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 60% of its starting price;
■	understand that if we do not exercise our redemption right and the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 40%, and possibly all, of the original offering price at stated maturity;
■	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities;
■	understand that we may redeem the securities prior to stated maturity at our option beginning approximately six months after issuance and that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;
■	understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Funds;
■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;
■	understand and are willing to accept the full downside risks of each Fund;
■	are willing to forgo participation in any appreciation of any Fund and dividends on shares of the Funds; and
■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the original offering price of the securities at stated maturity;
■	seek a security with a fixed term;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
■	are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 40% from its starting price;
■	seek certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Fund;
■	seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;
■	are unwilling to accept the risk of exposure to companies in the energy, consumer discretionary, financial and technology sectors of the United States equity market;
■	are unwilling to accept the credit risk of Wells Fargo; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-9

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Determining Payment On A Contingent Coupon Payment Date and at Maturity

Unless we have previously redeemed the securities, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related quarterly calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

On the stated maturity date, if we have not redeemed the securities prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

PRS-10

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been redeemed prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-11

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying a Fund is sometimes referred to as its “underlying index.”

If We Do Not Redeem The Securities Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If we do not exercise our right to redeem the securities prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the original offering price per security, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The threshold price for each Fund is 60% of its starting price. For example, if we do not redeem the securities prior to stated maturity and the lowest performing Fund on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the original offering price per security. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If The Other Funds Perform Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The securities are not linked to a basket composed of the Funds, where the better performance of some Funds could offset the poor performance of others. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Funds.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for each Fund to close above its respective threshold price on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Funds. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Funds would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this

PRS-12

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. Each Fund represents a different sector of the United States equity market. These different sectors of the United States equity market may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Fund.

Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments.

We may, at our option, redeem the securities on any contingent coupon payment date beginning approximately six months after issuance. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the lowest performing Fund is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive contingent coupon payments and been repaid the original offering price at maturity. Therefore, our redemption right is likely to limit your potential to receive contingent coupon payments if the lowest performing Fund is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the lowest performing Fund is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive contingent coupon payments and it is less likely that you will be repaid the original offering price at maturity.

If we exercise our redemption right, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

PRS-13

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of each Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

●	Performance Of The Funds. The value of the securities prior to maturity will depend substantially on the then-current price of each Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which

PRS-14

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

could be substantial, from their original offering price, if the price of the lowest performing Fund at such time is less than, equal to or not sufficiently above its starting price or its threshold price.

●	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
●	Volatility Of The Funds. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Funds changes.
●	Correlation Among The Funds. Correlation refers to the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Funds may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Funds decreases.
●	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Funds. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Funds during the period of time still remaining to the stated maturity date.
●	Dividend Yields On The Securities Held By The Funds. The value of the securities may be affected by the dividend yields on the securities held by the Funds (the amount of such dividends may influence the closing price of the shares of a Fund).

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by our redemption right because if we redeem the securities, you will not receive the contingent coupon payments that would have accrued, if any, after the early redemption. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Funds. Because numerous factors are expected to affect the value of the securities, changes in the price of the Funds may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Funds Or The Securities Included In The Funds Should Not Be Taken As An Indication Of The Future Performance Of The Funds During The Term Of The Securities.

The trading prices of the shares of the Funds will determine the prices of the Funds and, therefore, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing prices of the Funds will fall or rise compared to their respective starting prices. The trading prices of the shares of the Funds will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Funds and the securities comprising the Funds are traded and the values of the Funds and such securities. Accordingly, any historical prices of the Funds do not provide an indication of the future performance of the Funds.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Relevant Sectors.

The stocks included in the underlying index for a Fund and that are generally tracked by such Fund are stocks of companies whose primary business is directly associated with a particular sector. Because the value of the securities is linked to the performance of the lowest performing Fund, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the relevant sectors. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the relevant sector than a different investment linked to a more broadly diversified group of underlying stocks. The factors described in the bullets below for each Fund could have an adverse effect on the closing price of the applicable Fund and, therefore, on the value of the securities.

●	Energy Select Sector SPDR® Fund: Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and

PRS-15

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector.

●	Consumer Discretionary Select Sector SPDR® Fund: The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and global economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Also, companies in the consumer discretionary sector may be subject to competition, which may have an adverse impact on their respective profitability. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.
●	Financial Select Sector SPDR® Fund: Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector.
●	Technology Select Sector SPDR® Fund: Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the securities included in the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

In addition, the Funds are classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of companies. As a result, the Funds may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

Each Fund May Not Be Representative Of An Investment In Its Sector.

Each  Fund tracks companies in a particular sector of the United States equity market. However, the Funds do not represent a direct investment in their respective sectors. Each Fund consists of securities of companies whose primary lines of business are directly associated with its sector. As a result, the fund closing price of a Fund will be influenced by a variety of economic, financial and other factors affecting companies in the relevant sector, some of which may be unrelated to the market and other conditions applicable to such sector. As a result, a Fund may not perfectly correlate with the performance in its sector and the fund closing price of such Fund could decrease even if the performance of its sector as a whole increases.

The Underlying Indices Tracked By The Consumer Discretionary Select Sector SPDR® Fund And The Technology Select Sector SPDR® Fund Have Recently Undergone A Significant Change And, As A Result, The Underlying Indices Tracked By Such Funds Will Differ In Important Ways From The Underlying Indices Tracked By Such Funds In The Past.

The Consumer Discretionary Select Sector SPDR® Fund seeks to track the Consumer Discretionary Select Sector Index, and the Technology Select Sector SPDR® Fund seeks to track the Technology Select Sector Index. The Consumer Discretionary Index includes companies classified in the consumer discretionary sector and Technology Select Sector Index includes companies classified in the technology sector, in each case according to the classification of companies under the Global Industry Classification Standard (GICS). Effective at the close of business on September 21, 2018 (the “Rebalance Date”), S&P Dow Jones Indices LLC and MSCI, Inc. updated

PRS-16

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

the GICS structure. Among other things, certain companies that were previously classified in the consumer discretionary sector and the technology sector were re-classified into a newly created communication services sector. We refer to such companies as the “communication services stocks.” Specifically, the media industry group and certain companies from the internet & direct marketing retail sub-industry were removed from the consumer discretionary sector, and the telecommunication services industry group, the internet software & services sub-industry and the home entertainment software sub-industry were removed from the technology sector. In addition, companies operating online marketplaces for consumer products and services (which on the Rebalance Date included only one company) were moved from the technology sector to the consumer discretionary sector.

On the Rebalance Date, the Consumer Discretionary Select Sector Index and the Technology Select Sector Index were each reconstituted by eliminating the stocks in each underlying index being reclassified as communication services stocks. In order to implement a corresponding change to their respective portfolios, the sponsor of the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund performed a rebalance to reflect the underlying index changes. As of the Rebalance Date, the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund no longer hold communication services stocks. Consequently, the the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are each less diversified, and are more concentrated in their relevant sector, than they were before this change to their respective portfolios.

As of September 20, 2018, the communication services stocks represented approximately 22.35% of the Consumer Discretionary Select Sector SPDR® Fund and approximately 24.90% of the Technology Select Sector SPDR® Fund. Accordingly, prior to the Rebalance Date, communication services stocks accounted for a significant percentage of the Consumer Discretionary Select Sector SPDR® Fund’s and the Technology Select Sector SPDR® Fund’s holdings and, therefore, after the Rebalance Date, each Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the Rebalance Date. When evaluating the historical performance of the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, you should bear in mind that the historical performance prior to the Rebalance Date reflects the performance of such Fund with a different composition of stocks than the composition of stocks included in such Fund after the Rebalance Date and going forward. The historical performance of the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund might have been meaningfully different had such Funds not held communication services stocks prior to the Rebalance Date.

The changes described above represent a significant change in the nature of the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund and their respective holdings. These changes could adversely affect the performance of the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund and, in turn, any return on the securities.

The Underlying Index Tracked By The Financial Select Sector SPDR® Fund Has Undergone A Significant Change And, As A Result, The Underlying Index Tracked By The Financial Select Sector SPDR® Fund Will Differ In Important Ways From The Underlying Index Tracked By The Financial Select Sector SPDR® Fund In The Past.

The Financial Select Sector SPDR® Fund seeks to track the Financial Select Sector Index. On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In order to implement a corresponding change to its portfolio, the Financial Select Sector SPDR® Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR® Fund and then distributed those shares to its holders as a special share distribution with an ex-date of September 19, 2016. As of September 19, 2016, the Financial Select Sector SPDR® Fund no longer holds real estate stocks. The Financial Select Sector SPDR® Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which excludes real estate stocks. Consequently, the Financial Select Sector SPDR® Fund is less diversified, and is more concentrated in the financial sector, than it was before this change to its portfolio.

The distributed shares of the Real Estate Select Sector SPDR® Fund represented approximately 18.8% of the net asset value of the Financial Select Sector SPDR® Fund as of September 16, 2016. Accordingly, prior to September 19, 2016, real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after September 19, 2016, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to that date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund, you should bear in mind that the historical performance prior to September 19, 2016 reflects the performance of the Financial Select Sector SPDR® Fund with a different composition of stocks than the composition of stocks included in the Financial Select Sector SPDR® Fund after September 19, 2016 and going forward. The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the Financial Select Sector SPDR® Fund not held real estate stocks prior to September 19, 2016.

The changes described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund and its holdings. These changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, any return on the securities.

PRS-17

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Changes That Affect A Fund Or Its Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of a Fund (its “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its underlying index are reflected in such Fund, and changes in those policies, could affect the fund closing price of the shares of such Fund and, therefore, may affect the value of the securities, the amount payable at stated maturity and whether contingent coupon payments will be made. Similarly, the policies of the sponsor of a Fund’s underlying index (an “underlying index sponsor”) concerning the calculation of such underlying index and the addition, deletion or substitution of securities comprising such underlying index and the manner in which such underlying index sponsor takes account of certain changes affecting such securities may affect the level of such underlying index and the fund closing price of the shares of such Fund and, therefore, may affect the value of the securities, the amount payable at stated maturity and whether contingent coupon payments will be made. An underlying index sponsor may also discontinue or suspend calculation or dissemination of such underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Underlying Index.

Actions by any company whose securities are included in a Fund or in its underlying index may have an adverse effect on the price of its security, the fund closing price of the related Fund on any calculation day, the ending price of such Fund and the value of the securities. We are not affiliated with any company whose security is represented in a Fund or its underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These unaffiliated companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Any Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or any underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of a Fund or its underlying index. We have derived the information about the sponsors and each Fund and its underlying index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Fund, its underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of its underlying index because such Fund may not invest in all of the securities included in its underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. A Fund may also hold securities or derivative financial instruments not included in its underlying index. It is also possible that a Fund may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of its underlying index, and the return on the securities based on the performance of a Fund will not be the same as the return on securities based on the performance of its underlying index.

There Are Risks Associated With The Funds.

Although the shares of the Funds are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, the Funds are subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related underlying index.  The Funds are also not actively managed and may be affected by a general decline in market segments relating to the underlying indices.  Further, the fund sponsors invest in securities included in, or representative of, the applicable underlying index regardless of their investment merits, and the fund sponsors do not attempt to take defensive positions in declining markets.

PRS-18

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Further, under continuous listing standards adopted by the NYSE Arca, each Fund will be required to confirm on an ongoing basis that the securities included in its underlying index satisfy the applicable listing requirements.  In the event that an underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the applicable underlying index sponsor modify such underlying index, transitioning to a new underlying index or obtaining relief from the SEC. There can be no assurance that an underlying index sponsor would modify such underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted by the NYSE Arca. If a Fund were delisted by the NYSE Arca, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of the Funds and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of Any Fund.

You will not become a holder of shares of any Fund or a holder of securities included in its underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at stated maturity.

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of each Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor for any Fund, the value of the securities may be adversely affected.

A Contingent Coupon Payment Date, An Optional Redemption Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or optional redemption date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●	We will exercise our rights under the securities without taking your interests into account. We may, at our option, redeem the securities on any contingent coupon payment date beginning approximately six months after issuance. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Fund. As described under “Risk Factors—Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments” above, we are more likely to redeem the securities at a time when it would otherwise be advantageous for you to continue to hold the securities, and we are less likely to redeem the securities at a time when it would otherwise be advantageous to you for us to exercise our redemption right.
●	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of each Fund on each calculation day, the ending price of each Fund, and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to any Fund on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Fund; determining the fund closing price of a Fund if a calculation day is postponed with respect to that Fund to the last day to which it may be postponed and a market disruption event occurs with respect to that Fund on that day; adjusting the adjustment factor with respect to a Fund and other terms of the securities in certain circumstances; if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of that Fund on the applicable calculation day and the ending price of that Fund; and determining whether to adjust the

PRS-19

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to that Fund or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
●	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Funds. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a Fund or its underlying index or the companies whose securities are included in a Fund or its underlying index (such research reports referred to as research reports relating to a Fund). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a Fund could adversely affect the price of the applicable Fund and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Funds from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a Fund published on or prior to the pricing date could result in an increase in the prices of the Funds on the pricing date, which would adversely affect investors in the securities by increasing the price at which each Fund must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.
●	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in a Fund may adversely affect the price of such Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in a Fund or its underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of a Fund and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in a Fund or its underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
●	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Funds, securities included in the Funds or their underlying indices or listed or over-the-counter derivative or synthetic instruments related to the Funds or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Funds or any of the securities included in the Funds or their underlying indices, or derivative or synthetic instruments related to the Funds or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Funds or their underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the Funds and, therefore, could adversely affect the value of and your return on the securities.
●	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Funds or the securities included in the Funds or their underlying indices and other instruments relating to the Funds or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the Funds and, therefore, could adversely affect the value of and your return on the securities.
●	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

PRS-20

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-21

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment, if any, on the applicable optional redemption date. In the event we redeem the securities prior to stated maturity, your total return on the securities will equal any contingent coupon payments received prior to the applicable optional redemption date and the contingent coupon payment received on such optional redemption date, if any.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-22

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Hypothetical Contingent Coupon Payments

Set forth below are two examples that illustrate how to determine whether a contingent coupon payment will be paid on a quarterly contingent coupon payment date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume the hypothetical starting price, threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and threshold price for each Fund are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the original offering price on the contingent coupon payment date in addition to the contingent coupon payment, if any.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date.

	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$110.00	$95.00	$80.00	$90.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	110.00%	95.00%	80.00%	90.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the Financial Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $16.13 per security, determined as follows: (i) $1,000 multiplied by 6.45% per annum divided by (ii) 4, rounded to the nearest cent.

PRS-23

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date.

	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$110.00	$59.00	$115.00	$125.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	110.00%	59.00%	115.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the Consumer Discretionary Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date even though the fund closing prices of the better performing Funds on the relevant calculation day are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment on a quarterly contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-24

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the maturity payment amount payable at stated maturity, assuming that we have not redeemed the securities prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and threshold price for each Fund are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than its starting price, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$135.00	$130.00	$145.00	$125.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	135.00%	130.00%	145.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the Technology Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the original offering price. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its threshold price, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$110.00	$120.00	$115.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	80.00%	110.00%	120.00%	115.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the Energy Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

PRS-25

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 40%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the maturity payment amount is less than the original offering price of your securities at maturity and you do not receive a final contingent coupon payment:

	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Technology Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$105.00	$45.00	$120.00	$110.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	105.00%	45.00%	120.00%	110.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the Consumer Discretionary Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 40%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, even if the ending prices of the other Funds have appreciated or have not declined below their respective threshold price.

To the extent that the starting price, threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

PRS-26

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent. The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the amount of the payment you receive upon redemption or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

●	determine whether a market disruption event has occurred;
●	determine the fund closing prices of the Funds under certain circumstances;
●	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and
●	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means, with respect to a Fund, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for

PRS-27

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and
(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on any calculation day, then such calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If a calculation day has been postponed eight trading days for a Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding the postponement of a calculation day for a Fund due to a market disruption event with respect to such Fund on such calculation day, the originally scheduled calculation day will remain the calculation day for any Fund not affected by a market disruption event on such day.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

PRS-28

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1) “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2) “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount, whether a contingent coupon payment will be made or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such

PRS-29

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the maturity payment amount and determine whether a contingent coupon payment will be made with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The maturity payment amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-30

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. See “Description of Exchange Traded Funds—The Energy Select Sector SPDR® Fund” in the accompanying market measure supplement for additional information about the Energy Select Sector SPDR® Fund.

In addition, information about the Energy Select Sector SPDR® Fund may be obtained from other sources, including, but not limited to, the Energy Select Sector SPDR® Fund sponsor’s website (including information regarding (a) the Energy Select Sector SPDR® Fund’s top ten constituents and their weightings; (b) returns of the Energy Select Sector SPDR® Fund and its underlying index for certain periods; and (c) the fees paid to the sponsor of the Energy Select Sector SPDR® Fund).  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Historical Information

We obtained the closing prices of the Energy Select Sector SPDR® Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Energy Select Sector SPDR® Fund for the period from January 1, 2013 to October 26, 2018. The closing price on October 26, 2018 was $66.48. The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Energy Select Sector SPDR® Fund during the term of the securities.

PRS-31

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the Energy Select Sector SPDR® Fund in the period from January 1, 2013 through October 26, 2018.

	High	Low	Last
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter	$82.94	$74.64	$75.16
Third Quarter	$74.54	$59.22	$61.20
Fourth Quarter	$71.40	$58.78	$60.55
2016
First Quarter	$63.75	$51.80	$61.92
Second Quarter	$69.50	$60.18	$68.24
Third Quarter	$71.80	$65.27	$70.61
Fourth Quarter	$77.83	$67.77	$75.32
2017
First Quarter	$76.17	$68.24	$69.90
Second Quarter	$70.90	$63.95	$64.92
Third Quarter	$68.49	$62.00	$68.48
Fourth Quarter	$72.60	$67.08	$72.26
2018
First Quarter	$78.03	$66.02	$67.41
Second Quarter	$78.91	$66.06	$75.94
Third Quarter	$77.37	$71.91	$75.74
Fourth Quarter (through October 26, 2018)	$77.79	$66.17	$66.48

PRS-32

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The Consumer Discretionary Select Sector SPDR® Fund

The Consumer Discretionary Select Sector SPDR® Fund is issued by The Select Sector SPDR Trust, a registered open-end management investment company. The Consumer Discretionary Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Discretionary Select Sector Index. For a description of the Consumer Discretionary Select Sector Index, please see “The Consumer Discretionary Select Sector Index” below. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Consumer Discretionary Select Sector SPDR® Fund under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLY.”

In addition, information about the Consumer Discretionary Select Sector SPDR® Fund may be obtained from other sources, including, but not limited to, the Consumer Discretionary Select Sector SPDR® Fund sponsor’s website (including information regarding (a) the Consumer Discretionary Select Sector SPDR® Fund’s top ten constituents and their weightings; (b) returns of the Consumer Discretionary Select Sector SPDR® Fund and its underlying index for certain periods; and (c) the fees paid to the sponsor of the Consumer Discretionary Select Sector SPDR® Fund).  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Consumer Discretionary Select Sector SPDR® Fund is accurate or complete.

This pricing supplement relates only to the securities offered hereby and does not relate to the Consumer Discretionary Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Consumer Discretionary Select Sector SPDR® Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Consumer Discretionary Select Sector SPDR® Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Consumer Discretionary Select Sector SPDR® Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Consumer Discretionary Select Sector SPDR® Fund (and therefore the price of the Consumer Discretionary Select Sector SPDR® Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Consumer Discretionary Select Sector SPDR® Fund could affect any payments on the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Consumer Discretionary Select Sector SPDR® Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Consumer Discretionary Select Sector SPDR® Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Consumer Discretionary Select Sector SPDR® Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. The Consumer Discretionary Select Sector Index includes companies in the following industries: auto components; automobiles; household durables; leisure products; textiles, apparel & luxury goods; hotels, restaurants & leisure; diversified consumer services; distributors; internet & catalog retail; multiline retail; and specialty retail. The Consumer Discretionary Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which is referred to as a “Select Sector Index” in the accompanying market measure supplement. See “Description of Equity Indices—The Select Sector Indices” in the accompanying market measure supplement for additional information about the Consumer Discretionary Select Sector Index.

Effective at the close of business on September 21, 2018 (the “Rebalance Date”), S&P Dow Jones Indices LLC and MSCI, Inc. updated the GICS structure. Among other things, certain companies that were previously classified in the consumer discretionary sector and the technology sector were re-classified into a newly created communication services sector. We refer to such companies as the “communication services stocks.” On the Rebalance Date, the Consumer Discretionary Select Sector Index was reconstituted by eliminating the stocks being reclassified as communication services stocks. In order to implement a corresponding change to its portfolio, the sponsor of the Consumer Discretionary Select Sector SPDR® Fund performed a rebalance to reflect the underlying index changes. As of the Rebalance Date, the Consumer Discretionary Select Sector SPDR® Fund no longer tracks communication services stocks. See “Risk Factors—The Underlying Indices Tracked By The Consumer Discretionary Select Sector SPDR® Fund And The Technology Select Sector SPDR® Fund Have Recently Undergone A Significant Change And, As A Result, The Underlying Indices Tracked By Such Funds Will Differ In Important Ways From The Underlying Indices Tracked By Such Funds In The Past.”

PRS-33

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Historical Information

We obtained the closing prices of the Consumer Discretionary Select Sector SPDR® Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Consumer Discretionary Select Sector SPDR® Fund for the period from January 1, 2013 to October 26, 2018. The closing price on October 26, 2018 was $103.41. The historical performance of the Consumer Discretionary Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Consumer Discretionary Select Sector SPDR® Fund during the term of the securities. When evaluating the historical performance of the Consumer Discretionary Select Sector SPDR® Fund contained below, you should bear in mind that on September 21, 2018, the Consumer Discretionary Select Sector SPDR® Fund made a significant change to its portfolio so that it no longer holds communication services stocks. The historical performance of the Consumer Discretionary Select Sector SPDR® Fund shown below might have been meaningfully different had the Consumer Discretionary Select Sector SPDR® Fund not held communication services stocks prior to September 21, 2018. See “Risk Factors—The Underlying Indices Tracked By The Consumer Discretionary Select Sector SPDR® Fund And The Technology Select Sector SPDR® Fund Have Recently Undergone A Significant Change And, As A Result, The Underlying Indices Tracked By Such Funds Will Differ In Important Ways From The Underlying Indices Tracked By Such Funds In The Past.”

PRS-34

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the Consumer Discretionary Select Sector SPDR® Fund in the period from January 1, 2013 through October 26, 2018.

	High	Low	Last
2013
First Quarter	$52.96	$48.45	$52.96
Second Quarter	$57.68	$52.55	$56.40
Third Quarter	$61.54	$56.79	$60.63
Fourth Quarter	$66.83	$58.90	$66.83
2014
First Quarter	$67.51	$61.17	$64.72
Second Quarter	$66.94	$62.24	$66.74
Third Quarter	$69.26	$65.35	$66.69
Fourth Quarter	$72.78	$63.17	$72.15
2015
First Quarter	$76.88	$68.76	$75.13
Second Quarter	$78.19	$75.02	$76.48
Third Quarter	$80.29	$71.10	$74.26
Fourth Quarter	$81.77	$74.81	$78.15
2016
First Quarter	$79.19	$68.51	$79.05
Second Quarter	$80.53	$74.77	$78.05
Third Quarter	$82.16	$78.24	$80.04
Fourth Quarter	$84.36	$76.73	$81.40
2017
First Quarter	$87.95	$81.88	$87.95
Second Quarter	$92.24	$86.55	$89.63
Third Quarter	$92.09	$88.25	$90.08
Fourth Quarter	$99.27	$90.25	$98.69
2018
First Quarter	$109.00	$99.89	$101.29
Second Quarter	$112.31	$98.43	$109.30
Third Quarter	$117.79	$108.90	$117.22
Fourth Quarter (through October 26, 2018)	$116.86	$103.41	$103.41

PRS-35

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Financial Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. Wells Fargo & Company is one of the companies currently included in the Financial Select Sector SPDR® Fund. The Financial Select Sector Index measures the performance of the GICS® financials sector, which currently includes companies in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”) and insurance. Prior to September 19, 2016, the Financial Select Sector Index also included companies in the GICS® real estate industry group, which includes the equity REIT and real estate management and development industries. On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and REITs (other than mortgage REITs) (“real estate stocks”). In order to implement a corresponding change to its portfolio, the Financial Select Sector SPDR® Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR® Fund and then distributed those shares to its holders as a special share distribution with an ex-date of September 19, 2016. As of September 19, 2016, the Financial Select Sector SPDR® Fund no longer holds real estate stocks. The Financial Select Sector SPDR® Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which excludes real estate stocks. See “Description of Exchange Traded Funds—The Financial Select Sector SPDR® Fund” in the accompanying market measure supplement for additional information about the Financial Select Sector SPDR® Fund.

In addition, information about the Financial Select Sector SPDR® Fund may be obtained from other sources, including, but not limited to, the Financial Select Sector SPDR® Fund sponsor’s website (including information regarding (a) the Financial Select Sector SPDR® Fund’s top ten constituents and their weightings; (b) returns of the Financial Select Sector SPDR® Fund and its underlying index for certain periods; and (c) the fees paid to the sponsor of the Financial Select Sector SPDR® Fund).  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete.

Historical Information

We obtained the closing prices of the Financial Select Sector SPDR® Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Financial Select Sector SPDR® Fund for the period from January 1, 2013 to October 26, 2018. The closing price on October 26, 2018 was $25.26. The historical performance of the Financial Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Financial Select Sector SPDR® Fund during the term of the securities. When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained below, you should bear in mind that on September 19, 2016, the Financial Select Sector SPDR® Fund made a significant change to its portfolio so that it no longer holds real estate stocks. The Financial Select Sector SPDR® Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which excludes real estate stocks. The historical performance of the Financial Select Sector SPDR® Fund shown below might have been meaningfully different had the Fund not held real estate stocks prior to September 19, 2016. See “Risk Factors—The Underlying Index Tracked By The Financial Select Sector SPDR® Fund Has Undergone A Significant Change And, As A Result, The Underlying Index Tracked By The Financial Select Sector SPDR® Fund Will Differ In Important Ways From The Underlying Index Tracked By The Financial Select Sector SPDR® Fund In The Past.”

PRS-36

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the Financial Select Sector SPDR® Fund in the period from January 1, 2013 through October 26, 2018.

	High	Low	Last
2013
First Quarter	$15.00	$13.68	$14.77
Second Quarter	$16.38	$14.48	$15.83
Third Quarter	$16.95	$15.76	$16.18
Fourth Quarter	$17.75	$15.89	$17.75
2014
First Quarter	$18.25	$16.67	$18.14
Second Quarter	$18.60	$17.28	$18.47
Third Quarter	$19.33	$17.99	$18.81
Fourth Quarter	$20.33	$17.90	$20.08
2015
First Quarter	$20.08	$18.68	$19.58
Second Quarter	$20.52	$19.56	$19.80
Third Quarter	$20.77	$18.09	$18.40
Fourth Quarter	$20.16	$18.41	$19.31
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter (through October 26, 2018)	$28.19	$25.24	$25.26

PRS-37

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange traded fund that seeks to track the Technology Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The Technology Select Sector Index measures the performance of the GICS® financials sector, which currently includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. Effective at the close of business on September 21, 2018 (the “Rebalance Date”), S&P Dow Jones Indices LLC and MSCI, Inc. updated the GICS structure. Among other things, certain companies that were previously classified in the consumer discretionary sector and the technology sector were re-classified into a newly created communication services sector. We refer to such companies as the “communication services stocks.” On the Rebalance Date, the Technology Select Sector Index was reconstituted by eliminating the stocks being reclassified as communication services stocks. In order to implement a corresponding change to its portfolios, the sponsor of the Technology Select Sector SPDR® Fund performed a rebalance to reflect the underlying index changes. As of the Rebalance Date, the Technology Select Sector SPDR® Fund no longer tracks communication services stocks. See “Risk Factors—The Underlying Indices Tracked By The Consumer Discretionary Select Sector SPDR® Fund And The Technology Select Sector SPDR® Fund Have Recently Undergone A Significant Change And, As A Result, The Underlying Indices Tracked By Such Funds Will Differ In Important Ways From The Underlying Indices Tracked By Such Funds In The Past.”

The information about the Technology Select Sector SPDR® Fund and the Technology Select Sector Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Exchange Traded Funds— Technology Select Sector SPDR® Fund” and Description of Equity Indices—The Select Sector Indices” in the accompanying market measure supplement for additional information about the Technology Select Sector SPDR® Fund and the Technology Select Sector Index.

In addition, information about the Technology Select Sector SPDR® Fund may be obtained from other sources, including, but not limited to, the Technology Select Sector SPDR® Fund sponsor’s website (including information regarding (a) the Technology Select Sector SPDR® Fund’s top ten constituents and their weightings; (b) returns of the Technology Select Sector SPDR® Fund and its underlying index for certain periods; and (c) the fees paid to the sponsor of the Technology Select Sector SPDR® Fund).  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Technology Select Sector SPDR® Fund is accurate or complete.

Historical Information

We obtained the closing prices of the Technology Select Sector SPDR® Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Technology Select Sector SPDR® Fund for the period from January 1, 2013 to October 26, 2018. The closing price on October 26, 2018 was $68.09. The historical performance of the Technology Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Technology Select Sector SPDR® Fund during the term of the securities. When evaluating the historical performance of the Technology Select Sector SPDR® Fund contained below, you should bear in mind that on September 21, 2018, the Technology Select Sector SPDR® Fund made a significant change to its portfolio so that it no longer holds communication services stocks. The historical performance of the Technology Select Sector SPDR® Fund shown below might have been meaningfully different had the Technology Select Sector SPDR® Fund not held communication services stocks prior to September 21, 2018. See “Risk Factors—The Underlying Indices Tracked By The Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund Have Recently Undergone A Significant Change And, As A Result, The Underlying Indices Tracked By Such Funds Will Differ In Important Ways From The Underlying Indices Tracked By Such Funds In The Past.”

PRS-38

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

The following table sets forth the quarterly high and low closing prices, as well as end-of-period closing prices, of the Technology Select Sector SPDR® Fund in the period from January 1, 2013 through October 26, 2018.

	High	Low	Last
2013
First Quarter	$30.43	$29.21	$30.27
Second Quarter	$32.20	$29.31	$30.59
Third Quarter	$32.80	$30.75	$32.03
Fourth Quarter	$35.74	$31.53	$35.74
2014
First Quarter	$36.65	$34.09	$36.35
Second Quarter	$38.42	$35.20	$38.35
Third Quarter	$40.60	$38.42	$39.91
Fourth Quarter	$42.49	$37.21	$41.35
2015
First Quarter	$43.43	$39.90	$41.44
Second Quarter	$43.78	$41.36	$41.40
Third Quarter	$43.67	$37.70	$39.50
Fourth Quarter	$44.57	$39.52	$42.83
2016
First Quarter	$44.45	$38.71	$44.36
Second Quarter	$44.70	$41.42	$43.36
Third Quarter	$47.91	$43.15	$47.78
Fourth Quarter	$49.17	$46.02	$48.36
2017
First Quarter	$53.43	$48.79	$53.31
Second Quarter	$57.44	$52.37	$54.72
Third Quarter	$59.10	$54.34	$59.10
Fourth Quarter	$65.13	$59.19	$63.95
2018
First Quarter	$70.73	$62.01	$65.42
Second Quarter	$72.38	$63.86	$69.47
Third Quarter	$75.77	$69.26	$75.33
Fourth Quarter (through October 26, 2018)	$75.93	$67.17	$68.09

PRS-39

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

●	PTCE 96-23, for specified transactions determined by in-house asset managers;
●	PTCE 95-60, for specified transactions involving insurance company general accounts;
●	PTCE 91-38, for specified transactions involving bank collective investment funds;
●	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
●	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

●	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
●	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-40

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests may be adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-41

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

●	a financial institution;
●	a “regulated investment company”;
●	a “real estate investment trust”;
●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
●	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
●	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
●	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale

PRS-42

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you generally would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	an individual who is classified as a nonresident alien;
●	a foreign corporation; or
●	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be

PRS-43

Market Linked Securities—Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund due October 31, 2022

treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

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